EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE                                  CONTACT:     Marc Jampole
                                                          Jampole Communications
                                                                    412-471-2463


                      COURT APPROVES PERMANENT $270 MILLION
                         DIP FINANCING FOR PENN TRAFFIC


         SYRACUSE, NY, JULY 31, 2003 --- The Penn Traffic Company (OTC:
PNFTQ.PK) announced that the U.S. Bankruptcy Court for the Southern District of New York in White Plains today approved $270 million of permanent debtor-in-possession (DIP) financing for the Company. Fleet Capital Corporation and a syndicate of lenders that were lenders to the Company prior to the filing of its chapter 11 petition is providing the $270 million senior secured DIP financing facility to Penn Traffic. Approximately $200 million of the DIP facility will repay in full these lenders' senior secured pre-petition loans.

         "The permanent DIP financing enables the Company to conduct business as usual during the reorganization process," said Joseph V. Fisher, Penn Traffic's President and Chief Executive Officer. "We are gratified by the continued strong support of our lenders, which we view as an important vote of confidence in our Company, our people and our potential."

         Approval of the permanent DIP financing was one of a number of motions approved by the court today, including motions that extend the deadline for Penn Traffic to consider whether it will assume or reject unexpired real estate leases. "The effect of the approval of these motions is to give us more time and more flexibility to complete our business plan and our plan of reorganization," said Mr. Fisher. "While we still intend to reorganize and emerge from chapter 11 as quickly as possible, we also want to make certain that before completing our plans we consider all the options open to us for ensuring that we exit reorganization a stronger, more competitive company."

         More information about Penn Traffic's reorganization case is available at the following numbers: Employees: 1-877-807-7097 (toll-free); Customers:
800-724-0205 (toll-free); Vendors and Suppliers: 315-461-2341.

FORWARD-LOOKING STATEMENTS

         Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting


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the foregoing, the words "anticipate," "believe," "estimate," "expect,"
"intend," "plan," "project" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, the Company's ability to improve its operating performance and effectuate its business plans; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; and the outcome of pending or yet-to-be instituted legal proceedings and governmental investigations. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.


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         The Penn Traffic Company operates 212 supermarkets in Ohio, West
Virginia, Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "Bi-Lo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 76 licensed franchises and 53 independent operators.